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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 6, 2012, with respect to the consolidated financial statements of Toreador Resources Corporation incorporated by reference in the Registration Statement (Amendment n°1 to Form S-1 No. 333-184036) and related Prospectus of ZAZA Energy Corporation dated November 30, 2012 for the registration of common stock.

Paris-La Défense, November 30, 2012

ERNST & YOUNG Audit
/s/ PHILIPPE DIU Philippe Diu

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm